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                                 EXHIBIT 1(E)


                      Amendment to Declaration of Trust


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                     FBL VARIABLE INSURANCE SERIES FUND

                     AMENDMENT TO DECLARATION OF TRUST

      WHEREAS, the Trust was established by Declaration of Trust on November 3, 1986, under the laws of the Commonwealth of Massachusetts;

      WHEREAS, the Declaration of Trust was executed by the three Trustees named in the Declaration of Trust who, at the first meeting of the Board of Trustees held on March 3, 1987, fixed the number of Trustees to constitute the initial Board of Trustees at eight, and, to fill the five vacancies created thereby, appointed five additional individuals to serve as Trustees, and the Trustees later fixed the number of Trustees at nine, and, to fill the vacancy created thereby, appointed an additional individual to serve as Trustee;

      WHEREAS, the Declaration of Trust as amended April 1, 1987, provided for the establishment of six series of shares, to wit: the Money Market Portfolio, Growth Common Stock Portfolio, Aggressive Growth Common Stock Portfolio, High Quality Bond Portfolio, High Yield Bond Portfolio, and Managed Portfolio;

      WHEREAS, the Declaration of Trust as amended August 21, 1990, established a new seventh series of shares designated Blue Chip Portfolio;

      WHEREAS, the Declaration of Trust as amended November 25, 1991, eliminated the Aggressive Growth Common Stock Portfolio;

      WHEREAS, the Declaration of Trust as amended May 1, 1992, changed the designation of a series of shares to High Grade Bond Portfolio; and

      WHEREAS, the Trustees now want to change the designation of a series of shares to Value Growth Portfolio, effective December 1, 1996;

      NOW, THEREFORE, pursuant to Section 7 of Article XII of the Declaration of Trust, the Trustees of the Trust hereby amend the Declaration of Trust, effective, December 1, 1996, as set forth below:

      1. Section 7 of Article III of the Declaration of Trust is hereby amended by deleting the first paragraph thereof and substitution in its place, the following:

            Section 7. ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees as set forth in Section 6, INTER ALIA, to establish and designate any further series or to modify the rights and preferences of any series, the Money Market Portfolio, Value Growth Portfolio, High Yield Bond Portfolio, High Grade Bond Portfolio, Managed Portfolio and Blue Chip Portfolio shall be, and each is, hereby established and designated. Shares of a series shall be preferred over shares of all other series in respect of the assets of that series.

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      2.  The Trustees of the Trust hereby reaffirm the Declaration of Trust, as amended, in all respects.

      3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument as of December 1, 1996.

/s/ Edward M. Wiederstein
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Edward M. Wiederstein, as Trustee       John R. Graham, as Trustee
and not individually                    and not individually

/s/ Richard D. Harris                   /s/ Erwin H. Johnson
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Richard D. Harris, as Trustee           Erwin H. Johnson, as Trustee
and not individually                    and not individually

/s/ Stephen M. Morain                   /s/ Ann Jorgenson
------------------------------------    ---------------------------------------
Stephen M. Morain, as Trustee           Ann Jorgenson, as Trustee
and not individually                    and not individually

/s/ Donald G. Bartling                  /s/ Kenneth Kay
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Donald G. Bartling, as Trustee          Kenneth Kay, as Trustee
and not individually                    and not individually


/s/ Curtis C. Pietz
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Curtis C. Pietz, as Trustee
and not individually


State of Iowa       )                   Notary signature is:
                    )                   /s/ Sue A. Cornick
County of Polk      )                   ---------------------------------------

      On this 7th day of November, 1996, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared the persons to me known to be the persons who executed the foregoing instrument and they acknowledged that they executed the same as their voluntary act and deed.

/s/ Sue A. Cornick
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Notary Public